UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2019

W R GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-13953	65-0773649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 Grace Drive, Columbia, Maryland 21044-4098
(Address of principal executive offices) (Zip Code)
(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	GRA	New York Stock Exchange, Inc.
Preferred Stock Purchase Rights

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William C. Dockman as Principal Financial Officer.

On May 8, 2019, the Board of Directors of W. R. Grace & Co. ("Grace" or the "Company") appointed William C. Dockman to the position of Senior Vice President and Chief Financial Officer of the Company. With that appointment, Mr. Dockman became the Company's Principal Financial Officer.

Mr. Dockman, age 60, most recently was Grace's Vice President, Controller, and Chief Accounting Officer, a position he held since 2012. Mr. Dockman has been serving the Company as interim Chief Financial Officer since May 2018. Previously, he served as Chief Financial Officer of Advanced Refining Technologies (ART), Grace’s joint venture with Chevron from 2002 to 2014, and before that as Director, Financial Planning and Analysis from 2000 to 2004. Prior to joining Grace in 1999, Mr. Dockman held finance leadership roles at MedStar Health, KPMG, and the University of Maryland Medical System.

Mr. Dockman will receive an initial base salary of $415,000 and be entitled to participate in the Grace 2019 Annual Incentive Compensation Program with a targeted award of 70% of base salary earned for the remainder of 2019. In connection with his appointment, Grace's compensation committee awarded Mr. Dockman 2,664 restricted stock units under the Grace Long-Term Incentive Program. Mr. Dockman will also be eligible to participate in the benefit plans and programs generally available to similarly situated employees and executive officers of Grace.

A copy of the press release issued by Grace on May 8, 2019, announcing Mr. Dockman’s appointment is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. Mr. Dockman will serve as the Company's Acting Principal Accounting Officer until the Company appoints his replacement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 8, 2019 (the “Annual Meeting”). The holders of a total of 56,543,807 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 84.57% of the voting power entitled to vote at the meeting. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s Proxy Statement, are as follows:

1.	The stockholders elected the following nominees to the Board of Directors, by the following votes:

	For	Against	Abstain	Broker Non-Votes
Class II -
Julie Fasone Holder	50,680,343	1,936,453	29,694	3,897,317
Diane F. Gulyas	50,634,144	1,984,467	27,879	3,897,317
Jeffry N. Quinn	46,941,608	5,675,261	29,621	3,897,317
Henry R. Slack	52,445,023	167,088	34,379	3,897,317
Class III -
Kathleen G. Reiland	52,424,508	187,519	34,463	3,897,317

2.
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, by the following vote:

For	Against	Abstain	Broker Non-Votes
56,023,071	449,494	71,242	—

3.	The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy Statement, by the following vote:

For	Against	Abstain	Broker Non-Votes
52,119,458	455,903	71,129	3,897,317

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Location
99.1	W. R. Grace & Co. press release, dated May 8, 2019 (Appointment of Chief Financial Officer)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Senior Vice President, General Counsel, and Secretary

Date: May 10, 2019